Exhibit 99.13

Presidio Production Company Completes Business Combination and Begins Trading on the NYSE Under Ticker “FTW”

Presidio Debuts Public Yield-Driven C Corp Focused on the Optimization, Acquisition and Production of Oil and Natural Gas

Fort Worth, TX, March 5, 2026 -- Presidio Investment Holdings LLC (“Presidio” or the “Company”), an oil and gas operator focused on the acquisition and optimization of producing oil and natural gas wells without drilling, announced today that it has completed its business combination with EQV Ventures Acquisition Corp. (NYSE: FTW) (“EQV”) (the “Transaction”), creating a publicly traded company with a $735 million enterprise valuei, an anticipated dividend yield of 12.2%ii, and a management team with a proven track record of creating strong returns from acquiring and operating oil and gas properties.

The business combination was approved by EQV’s shareholders on February 27, 2026 and included $350 million in preferred and common equity gross proceeds, from investors such as JPMorgan Investment Management, Morgan Stanley Energy Partners, and a large integrated energy company. In connection with the completion of the business combination, EQV has been renamed Presidio Production Company, and its securities will begin trading on the New York Stock Exchange (“NYSE”) on March 5, 2026 under the symbol “FTW”.

Company’s Differentiated Strategy

The Transaction creates a new public company that applies a contrarian strategy to acquire and optimize producing oil and gas assets without drilling, and expects to transfer cash flow to shareholders via dividends. Presidio intends to optimize these acquisitions and drive equity returns through the application of technology, including automation, real-time data analytics and the introduction of AI processes, and the use of attractively priced structured debt facilities such as the recently announced $1 billion Goldman Sachs ABS Warehouse facility (“Goldman Sachs Facility”).

Acquisition Update

In conjunction with the closing of the Transaction, Presidio completed its first acquisition of producing assets, the overlapping assets of EQV Resources, described in the Company’s S-4 registration statement. In its first day of operations of these assets, Presidio estimates it has reduced operating costs by approximately 50%.

Following this first acquisition, Presidio is focused on converting its previously announced $80 million Arkoma acquisition Letter of Intent (the “Arkoma Acquisition”) into definitive documentation. The Company intends to fund the acquisition with cash on hand, Presidio equity to the seller, and the Goldman Sachs Facility. Beyond these transactions, Presidio also expects to convert its opportunity backlog into additional acquisitions.

Dividend Policy

Presidio expects to initiate a dividend of $1.35 per share per annum, to be approved and paid quarterly. Following the Company’s anticipated closing of the Arkoma Acquisition, the Company believes it will be able to increase its anticipated annual dividend to $1.50 per share. Presidio expects to provide formal dividend timing details promptly following approval by its Board of Directors.

Capital Structure

The Company’s Capital Structure includes the following:

●	$324 million equity market capitalization (29.3 million shares of common stock)iii

●	$125 million of 8.0% cash pay, 4% PIK Preferred Equity

●	$37 million of RBL debt with a $65 million borrowing base, provided by Citizens Bank N.A.

●	$264.1 million of Investment Grade ABS Debt

Management Commentary

Will Ulrich, Co-Founder and Co-CEO of Presidio, commented, “Presidio’s debut in the public market represents a continuation of a strategy that has defined our success from day one: disciplined operations, rigorous capital allocation, and a commitment to technically driven optimization of high-quality, producing assets. We have already begun executing our strategy as a public company with the closing of the EQV Resources acquisition and the Arkoma Acquisition under LOI. That is just the beginning as we will aggressively pursue additional acquisition and optimization opportunities to enhance returns and increase potential dividends for our shareholders.”

Chris Hammack, Co-Founder and Co-CEO of Presidio, added, “Becoming a public company positions us to scale our proven operational approach with access to growth capital and new partners. We systematically reduce operating costs, optimize field operations through technology, and apply capital with strict discipline. By empowering field personnel and right-sizing infrastructure, we consistently unlock operational improvements that generate strong cash flows and sustainable returns for shareholders.”

Jerry Silvey, Founder and CEO of EQV, commented, “The Presidio team’s proven track record of acquiring and optimizing producing oil and gas assets represents an ideal opportunity to deliver value to shareholders through a disciplined, cash flow-focused business model. We are thrilled to enable and accelerate their growth strategy through this new PDP-focused public platform.”

Advisors

TD Cowen served as financial advisor and lead capital markets advisor to EQV and as sole placement agent on the PIPE investment. BTIG, LLC also served as capital markets advisor to EQV. Citizens Bank, N.A. served as debt structuring advisor to Presidio. Sidley Austin LLP acted as legal counsel to Presidio, Kirkland & Ellis LLP acted as legal counsel to EQV, Baker Botts L.L.P. acted as legal counsel to EQV Resources, and Vinson & Elkins L.L.P. acted as legal counsel to TD Cowen. ICR served as strategic communications advisor.

About Presidio

Headquartered in Fort Worth, TX, Presidio (NYSE: FTW) is a leading operator of stable oil and gas wells across the Mid-Continent. Presidio is a yield-focused, differentiated oil and gas operator in the United States focused on the acquisition and optimization of producing oil and natural gas wells, without drilling. To learn more about Presidio, please visit https://bypresidio.com/.

About EQV Ventures Acquisition Corp.

EQV Ventures Acquisition Corp. was a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. EQV’s sponsor was an affiliate of EQV Group, which was formed in 2022 and is an active acquirer and operator of proved developed producing oil and gas properties, and currently owns and operates more than 3,500 wells across 10 states.

Important Information for Shareholders

The statements contained in this press release that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects the Company. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements speak only as of the date this press release is actually delivered and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the Company or others; (2) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the consummation of the Business Combination; (3) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (6) changes in domestic and foreign business, market, financial, political conditions, and in applicable laws and regulations; (7) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (8) the ability of the Company to build or maintain relationships with customers and suppliers and retain its management and key employees; (9) risks related to commodity price volatility and its impact on cash flows and dividend sustainability; (10) risks related to oil and gas operations, including production declines, operational challenges, and regulatory changes; (11) risks related to the Company’s acquisition strategy and its ability to identify, complete, and integrate acquisitions; (12) risks related to the Company’s ability to pay, maintain or increase dividend payments; and (13) other risk factors described herein as well as the risk factors and uncertainties described in documents filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and similar sections in its filings with the SEC, including the Registration Statement relating to the Business Combination filed by the Company, and any periodic Exchange Act reports filed with the SEC such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The recipient of this press release should carefully consider the foregoing risk factors and the other risks and uncertainties which will be more fully described in the documents filed by the Company from time to time with the SEC. If any of these risks materialize or the underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

In addition, there may be additional risks that the Company presently know, or that it currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation or warranty, either express or implied, by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

In addition, the information contained in this press release is provided as of the date hereof and may change, and the Company and its representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws. Information contained on our website is not a part of or incorporated into this press release.

Dividends are not guaranteed and may be adjusted, suspended, or discontinued at the discretion of the Board of Directors based on liquidity, legal surplus, business conditions, commodity price volatility, market conditions and other factors.

Completion of the Arkoma acquisition under the Letter of Intent remains subject to confirmatory due diligence, negotiation of definitive agreements, board approval, financing arrangements, and customary closing conditions. There can be no assurance that a definitive agreement will be executed, the anticipated benefits will be realized if completed or that the Acquisition will be completed on the terms described herein, or at all. Additional details will be provided upon execution of definitive documentation.

Presidio Media and Investor Contact:

Presidio@icrinc.com

For EQV:

IR@eqvventures.com

[i]	Calculated using $11.05 closing share price of FTW on March 4, 2026, share count of 29.3 million, and net debt of $411 million
ii	Calculated using $11.05 closing share price of FTW on March 4, 2026, assuming a $1.35 per share annual dividend, paid quarterly and subject to board approval
iii	Excludes impact of RSUs and Preferred Class A warrants

4